Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-09055 and 33-33590) of International Business Machines Corporation of our report dated June 27, 2006 relating to the financial statements of the IBM Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, NY
June 27, 2006